Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-225391

PROSPECTUS SUPPLEMENT	(To Prospectus dated June 19, 2018)

2,500 Shares

Series A Convertible Preferred Stock

We are offering 2,500 shares of our Series A convertible preferred stock, or the Series A preferred stock, and the common stock issuable from time to time upon conversion of our Series A preferred stock. Our common stock is listed on The Nasdaq Global Select Market under the symbol “OVID.” On February 19, 2019, the last reported sale price of our common stock was $2.57 per share. There is no established trading market for the Series A preferred stock and we do not expect a market to develop. In addition, we do not intend to list the Series A preferred stock on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Each share of Series A preferred stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting Series A preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than, at the written election of the holder, either 9.99% or 14.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice to us; provided, however, that effective 61 days after delivery of such notice, such beneficial ownership limitations shall not be applicable to any holder that beneficially owns either 10.0% or 15.0% or more, as applicable based on the holder’s initial written election noted above, of the total number of shares of our common stock issued and outstanding immediately prior to delivery of such notice. In the event of our liquidation, dissolution or winding up, holders of our Series A preferred stock will receive a payment equal to $0.001 per share of Series A preferred stock before any proceeds are distributed to the holders of our common stock. In the event of a merger, consolidation, exchange offer or similar other transaction, the holders of the Series A preferred stock, will receive the same consideration as the holders of our common stock, upon conversion of the Series A preferred stock. Shares of Series A preferred stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A preferred stock will be required to amend the terms of the Series A preferred stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Concurrently with this offering of Series A preferred stock and pursuant to a separate prospectus supplement, we are offering 12,500,000 shares of our common stock.

	Per Share	Total
Public offering price	$2,000	$5,000,000
Underwriting discounts and commissions (1)	$120	$300,000
Proceeds, before expenses, to Ovid Therapeutics	$1,880	$4,700.000

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

Delivery of the shares of Series A preferred stock in this offering is expected to be made on or about February 22, 2019.

Joint Book-Running Managers

Cowen	William Blair

Co-Managers

JMP Securities	Ladenburg Thalmann

The date of this prospectus supplement is February 20, 2019.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our Series A preferred stock (and the underlying shares of common stock) only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “Ovid,” “the Company,” “we,” “us,” “our” and similar references refer to Ovid Therapeutics Inc. and its wholly owned subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under the section titled “Risk Factors” of this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a biopharmaceutical company focused exclusively on developing impactful medicines for patients and families living with rare neurological disorders. We believe these disorders represent an attractive area for drug development as the understanding of the underlying biology has grown meaningfully over the last few years; yet has remained underappreciated by the industry. Our experienced team began with a vision to integrate the biology and symptomology of rare neurological conditions to employ innovative research and clinical strategies for the development of our drug candidates. Based on recent scientific advances in genetics and the biological pathways of the brain, we created a proprietary map of disease-relevant pathways and used it to identify and acquire novel compounds for the treatment of rare neurological disorders. We are executing on our strategy by in-licensing and collaborating with leading biopharmaceutical companies and academic institutions. We are developing a robust pipeline of clinical assets with an initial focus on neurodevelopmental disorders and developmental and epileptic encephalopathies, or dEE. We have completed a Phase 2 trial of our most advanced candidate, OV101, in adults and adolescents with Angelman syndrome. As previously announced, OV101 showed a favorable safety profile and was generally well tolerated in adults and adolescents with Angelman syndrome. Along with our collaborator, Takeda Pharmaceutical Company Limited, or Takeda, we recently completed a Phase 1b/2a trial of OV935 in adults with dEE and announced that the trial achieved its primary endpoint of safety and tolerability and showed OV935 was generally well tolerated.

Our most advanced drug candidate is OV101. We believe our development plan for OV101 highlights our ability to translate new scientific insights into drug candidates that target an unexplored disease-relevant pathway. OV101 is believed to target disorders characterized by diminished tonic inhibition, a neurological signaling abnormality that has been identified as a potential central cause of the symptoms seen in a number of disorders of the brain. This can lead to certain symptoms including, but not limited to motor deficiencies, sleep abnormalities, behavioral manifestations and seizures. We believe modulating tonic inhibition may have a meaningful clinical impact in patients with Angelman syndrome and Fragile X syndrome.

In January 2017, we entered into a collaboration with Takeda for its compound TAK-935, which we refer to as OV935. The collaboration enables us to share equally in building upon Takeda’s discoveries, bringing together the capabilities of both companies in development, regulatory and commercialization activities. We believe that OV935’s inhibition of the cholesterol metabolism pathway may down regulate the excitatory signals involved in epilepsy, which may suppress seizures and also lead to a long-term disease-modifying effect. We are initially targeting OV935 for rare dEE with high unmet medical need, including Dravet syndrome, Lennox-Gastaut syndrome, CDKL5 Deficiency Disorder, Dup15Q syndrome, and Tuberous Sclerosis Complex. OV935 has completed four Phase 1 trials in certain dEE, preliminarily demonstrating favorable tolerability at doses that we believe may be therapeutically relevant. In December 2017, the U.S. Food and Drug Administration, or FDA, granted orphan drug designation for OV935 for the treatment of Dravet syndrome and Lennox-Gastaut syndrome. We and Takeda recently completed a Phase 1b/2a clinical trial in adults with dEE and announced in December 2018 that the trial achieved its primary endpoint of safety and tolerability and showed OV935 was generally well tolerated.

Our Pipeline

The following table sets forth the status and mechanism of action of our drug candidates:

In order to focus on our clinical development candidates, OV 101 and OV 935, we are considering concentrating our internal resources to align with our development and regulatory strategy. In the event we proceed with this refocusing, we would likely reduce headcount, including the reduction or elimination of our early research personnel as well as other internal roles which we determine are not critical for the development of our clinical stage product candidates. Accordingly, we expect to apply the proceeds from this offering to continue the clinical development and regulatory processes required to advance OV101 and OV935. None of the contemplated changes would affect our obligations under our agreement with Takeda. Depending on the results of our current and planned clinical trials, we would also expect to recruit additional personnel with commercial capabilities later in 2019.

Clinical Development Updates

OV101

Angelman Syndrome

We completed a Phase 2 trial of OV101 in adults and adolescents with Angelman syndrome, which we refer to as the STARS trial.

The STARS Trial

The STARS trial was a 12-week, randomized, double-blind, placebo-controlled Phase 2 trial. The primary endpoint of the trial was to assess the safety and tolerability of OV101 compared to placebo. The STARS trial explored the clinical utility of OV101 on improvements in clinical global impressions, maladaptive behavior, sleep and gross and fine motor skills.

Eighty-eight patients (adults, n=66; adolescents, n=22) aged 13 to 49 years of age diagnosed with Angelman syndrome were randomized at 13 clinical trial sites in the United States and Israel. The trial randomized patients to one of three arms: once-daily (QD) dose of OV101 at night (15mg), twice-daily (BID) dose of OV101 (10mg in the morning and 15mg at night), and placebo.

Details of the trial design are provided below:

Primary Endpoint: Safety and Tolerability Data.    The STARS trial met its primary endpoint of safety and tolerability given that the adverse events, or AEs, with OV101 treatment were similar to placebo treatment, with the majority of AEs being mild. OV101 showed a favorable risk profile and was well tolerated through 12 weeks of treatment. Overall, the data are consistent with the favorable risk profile observed in previous insomnia trials with OV101.

As shown in the table below, the most common AEs reported in the trial were vomiting, somnolence, irritability, aggression and pyrexia.

Table 1: Most Frequent Adverse Events

Incidence	Placebo (n=29)	OV101 QD (n=29)	OV101 BID (n=29)
Vomiting	9 (31.0%)	5 (17.2%)	5 (17.2%)
Somnolence	5 (17.2%)	5 (17.2%)	3 (10.3%)
Irritability	4 (13.8%)	3 (10.3%)	5 (17.2%)
Aggression	5 (17.2%)	4 (13.8%)	1 (3.4%)
Pyrexia	2 (6.9%)	7 (24.1%)	1 (3.4%)

As shown in the table below, events occurring in greater than 5% (two or more patients) compared to placebo in either treatment arm included pyrexia, rash, seizure, enuresis and myoclonic epilepsy.

Table 2: Adverse Events Occurring More Frequently in OV101 Arms versus Placebo

Incidence	Placebo (n=29)	OV101 QD (n=29)	OV101 BID (n=29)
Pyrexia	2 (6.9%)	7 (24.1%)	1 (3.4%)
Rash	1 (3.4%)	3 (10.3%)	2 (6.9%)
Seizure	0	2 (6.9%)	3 (10.3%)
Enuresis	0	2 (6.9%)	1 (3.4%)
Myoclonic epilepsy	0	1 (3.4%)	2 (6.9%)

Serious AEs, or SAEs, of seizure were reported in two patients: one patient in the once a day, or QD, dose experienced a seizure and that was deemed unrelated to OV101; one patient experienced a seizure in the twice a day, or BID, dose group and that was assessed as possibly related to study drug by the investigator.

Treatment discontinuations due to AEs were low. One patient in the placebo arm discontinued due to irritability, compared to no patients and three patients which discontinued due to myoclonus, seizure and irritability/anxiety/sleep-disorder, respectively, in the QD dose group and BID dose group, respectively.

Efficacy Endpoint Data.    As shown in the table below, at 12 weeks of treatment, the first prespecified efficacy endpoint of physician-rated Clinical Global Impressions-Improvement, or CGI-I, demonstrated a robust and statistically significant difference (p=0.0206; Fisher’s Exact test) between the combined OV101 treatment arms and placebo. This reflects an improvement in two-thirds of the combined treatment groups versus one-third in placebo.

Table 3: Response Based on CGI-I at Week 12; Comparison to Placebo

Scale**	Pooled treatment groups (10mg/15mg BID) and (15mg QD) (n=57)	Placebo (n=28)
Absolute number of patients who improved	38 (66.7%)	11 (39.3%)
p-value	0.0206

**

CGI-I: a clinician-rated single-item 7-point scale that measures change in a patient’s condition following start of treatment. 1-3 rating represents improvement, 4 represents no change, 5-7 represents worsening of symptoms

As shown in the table below, in the pre-specified analysis using the Mixed Model Repeated Measures, or MMRM, which evaluated each OV101 treatment arm independently against placebo, the difference in CGI-I mean score at 12 weeks was statistically significant (p=0.0006) in the QD OV101 group versus placebo and also in the combined OV101 treatment group versus placebo (p=0.0103).

Table 4: Mean CGI-I Symptoms Overall Score – by Dose Group at Week 12; Comparison to Placebo

Scale**	QD dose (15mg) (n=27)	BID dose (10mg/15mg) (n=28)	Pooled treatment groups (10mg/15mg BID) and (15mg QD) (n=55)	Placebo (n=27)
Mean change in CGI-I score (week 6)	3.35	3.54	3.45	3.60
Mean change in CGI-I score (week 12)	3.00	3.58	3.29	3.79
p-value*** at week 12	0.0006	0.3446	0.0103

***	MMRM analysis was performed adjusting for fixed effects of visit, treatment, age (adult vs. adolescent) and visit by treatment interaction.

In a post-hoc analysis of patients who were “much” or “minimally” improved having a CGI-I score of ≤ 3, the data suggest that younger patients who received a QD dose had the greatest response to OV101 compared to older age groups.

Table 5: Patients Who were ‘Much’ or ‘Minimally’ Improved in CGI-I Score (≤ 3) (Post-hoc Analysis)

Age	Placebo n (%)	OV101 QD n (%)
13-17	2/7 (29%)	5/6 (83%)
18-24	7/12 (58%)	10/12 (83%)
25-49	2/9 (22%)	7/10 (70%)

End of Phase 2 Meeting.    We met with the FDA on November 19, 2018 to discuss the STARS trial results as part of our End of Phase 2 Meeting. Based on the minutes of the meeting, we announced that we would move ahead with a single pivotal Phase 3 trial of OV101 in pediatric patients with Angelman syndrome, which we refer to as NEPTUNE.

NEPTUNE

Pending FDA concurrence on the trial protocol and supporting framework and materials, NEPTUNE is expected to be a single 12-week, two-arm, randomized, double-blind, placebo controlled trial with a once daily dose with an enrollment of 50-60 patients aged 4 to 12 years. It is expected that the primary endpoint will be the change in the overall CGI-I score with enrollment initiation expected in the second half of 2019.

ELARA

Based on the STARS trial data, we have initiated an open-label extension trial, referred to as ELARA, which is expected to dose its first patient in the first quarter of 2019. Angelman syndrome patients who completed any prior OV101 trial may be eligible to participate in ELARA.

Fragile X Syndrome

ROCKET

In July 2018, we initiated our Phase 2 ROCKET clinical trial, a randomized, double-blind, parallel-group trial evaluating OV101 for the treatment of adolescent and young male adults with Fragile X syndrome. The trial is currently enrolling and is expected to enroll up to 30 males aged 13 to 22 with a confirmed diagnosis of Fragile X syndrome. The primary endpoint is safety and tolerability of OV101 over 12 weeks of treatment in three different cohorts of either 5mg QD, 5mg twice daily or 5mg TID. A secondary endpoint will evaluate changes in behavior during 12 weeks of treatment with OV101. We anticipate data from this trial in 2019.

SKY ROCKET

We initiated the SKY ROCKET clinical trial in the fourth quarter of 2018. The SKY ROCKET clinical trial is a 12-week, non-drug study to assess the suitability of several behavioral scales in individuals with Fragile X syndrome. The trial is an observational study designed to provide additional data on the key endpoints that are being explored in the ROCKET clinical trial as well as provide comparative data on the benefit offered by the standard of care. The Trial will enroll 30 males aged 5 to 30 with Fragile X syndrome, and data from SKY ROCKET is expected in the second half of 2019.

OV935

Phase 1b/2a Trial

As announced in December 2018, the Phase 1b/2a trial of OV935 for adults with dEE achieved its primary endpoint of safety and tolerability and showed OV935 was generally well tolerated. The trial was designed to have two-parts. Part 1 was a randomized, double-blind, placebo-controlled (OV935 versus placebo with a ratio of 4:1), 30-day phase that included a titration period (20 days: 100 mg, 200 mg BID), and treatment period (10 days).

Details of the trial design are provided below:

The target final dose of 300 mg BID could be reached after the 20-day titration period. Part 2 was a 60-day open-label phase to explore the extent to which OV935 reduces seizure frequency as well as longer-term safety, tolerability, PK, and 24HC plasma levels. Patients who rolled over to Part 2 started OV935 at 200 mg BID for 10 days (second titration period) and increased to 300 mg BID until Day 85 followed by down titration to Day 92 (end of treatment period). Patients received study drug or placebo in addition to their standard antiepileptic treatment regimens.

Primary Endpoint: Safety and Tolerability Results

OV935 achieved the primary endpoint of safety and tolerability as measured by incidence of AEs. AEs in patients treated with OV935 were similar to those who received placebo in Part 1. The majority of AEs in both treatment arms were mild. Overall, the data are consistent with a favorable safety and tolerability profile and support the continued clinical development of OV935.

AEs that occurred more frequently in the OV935-treatment group versus the placebo group are: dysarthria, insomnia, lethargy, seizure cluster, and upper respiratory infection. Four patients discontinued due to an AE or a serious AE in the OV935 treatment arm. Of these, in Part 1, one patient discontinued due to difficulty with walking and worsening lethargy and a second discontinued due to weakness. In Part 2, one patient discontinued due to a single episode of seizure cluster and a second experienced multiple seizure clusters.

An increase in seizure frequency was seen in three patients, all of whom were on perampanel. This suggests the potential for a drug-drug interaction between medicines acting on different glutamatergic receptors. Accordingly, changes in seizure frequency data for the Phase 1b/2a trial are reported today including and excluding the three patients on perampanel.

Secondary and Exploratory Endpoint Results

PK parameters:    The data reaffirm the PK profile seen in previous studies. Specifically, plasma levels of OV935 were dose-proportional and consistent with levels observed in four prior Phase 1 studies in healthy volunteers.

In Part 1, a dose-dependent reduction of plasma 24HC levels was observed with OV935 treatment compared to placebo. A similar reduction was observed in Part 2 in both the OV935-treatment arm and patients in the placebo arm who crossed over to receive study drug. Importantly, there was an association between the reduction of 24HC and the median reduction of seizure frequency with OV935 treatment. By end of treatment period, 12 of 14 patients had interpretable 24HC data and seizure frequency counts. Individuals achieving plasma levels of <10 ng/ml (an approximate 80% decrease from baseline) at Day 85 (n=7) showed a median seizure reduction of 69% compared to 3% for those who did not obtain this degree of 24HC reduction (n=5). Accordingly, 24HC will be further studied as a potential biomarker in OV935 clinical trials.

Exploratory analysis of seizure data:    As shown in the table below, median percent reduction from baseline seizure frequency is being reported on patients treated with OV935 during the 60-day open-label Part 2 period for all seizure types. Based on individual patient analysis, three patients on concomitant perampanel had increased seizure frequency during the study, consistent with a potential drug-drug interaction, as described above. A subset analysis was conducted on 11 patients, who were not taking perampanel.

Overall, seizure frequency reduction was observed with maximal effect in the later part of the treatment period.

Median Seizure Frequency
	Full Analysis Set (FAS) Part 2*	FAS Part 2 excluding patients on Perampanel**
Reduction from Baseline in Seizure Frequency
Day 92 (measured from Day 65-92)	45% (n=14)	61% (n=11)
Day 85 (measured from Day 58-85)	28% (n=14)	41% (n=11)
Day 69 (measured from Day 42-69)	24% (n=16)	37% (n=13)

Total Seizure Free Days
Baseline	11.7 (n=16)	12.7 (n=13)
Day 92 (measured from Day 65-92)	14.0 (n=14)	16.8 (n=11)

Responder Analysis – Proportion of Patients with Seizure Reduction from Baseline
Day 65-92: 100% reduction (seizure free)	14.3% (n=14)	18.2% (n=11)
Day 65-92: ≥50% reduction	42.9% (n=14)	54.5% (n=11)

*	FAS: 18 patients randomized to receive OV935 in Part 1 (titration period). Two withdrew from Part 1 and 16 patients rolled over to Part 2 (treatment period); 14 patients completed the trial.

**	FAS Part 2 without perampanel: Excludes 3 patients taking perampanel for a total of 13 patients; 11 patients completed the trial.

Exploratory analysis of OV935 showed reduction in seizure frequency that was correlated with decreases in plasma 24-hydroxycholesterol (24HC) levels in adults across multiple dEEs. OV935 is a potent, highly-selective first-in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H) being investigated as a novel approach to treating epilepsy. Based on the insights gained from the Phase 1b/2a trial, Ovid and Takeda will continue with the dose and titration schedule used in the Phase 2 ELEKTRA and ARCADE trials of OV935 in patients aged 2 to 17 years. In addition, Ovid will amend the protocols for these trials to exclude patients being treated with perampanel and, in light of the mode of action of OV935, the duration of treatment will be extended with the potential to observe the extent of the effects of OV935 on seizure reduction over time.

ENDYMION

We and Takeda will continue to enroll eligible patients in the ENDYMION open-label extension study. ENDYMION is a multi-center open-label extension study of OV935 in patients with dEE who have participated in a previous OV935 clinical trial. The primary objective is to assess the long-term safety and tolerability of OV935 over two years of treatment in patients with rare epilepsies. A secondary endpoint will evaluate the effect of OV935 on seizure frequency over two years.

ELEKTRA

ELEKTRA is an international Phase 2, multi-center, randomized, double-blind, placebo-controlled study that will evaluate the treatment of OV935 in pediatric patients, aged 2 to 17 years, with epileptic seizures associated with Dravet syndrome or Lennox-Gastaut syndrome, or LGS. The trial consists of a four to six week screening period to establish baseline seizure frequency followed by a 14-week treatment period that includes a 2-week dose titration period and a 12-week maintenance period. The primary endpoint is the change from baseline in seizure frequency in patients treated with OV935 compared to placebo by disorder (Dravet and LGS). The secondary endpoints include safety, tolerability and PK assessments as well as the percentage of patients considered treatment responders, changes in Clinician’s Clinical Global Impressions of Severity and Change, or CGI-S/C, and correlation of OV935 concentration with plasma 24HC levels. ELEKTRA is expected to enroll 126 pediatric patients at approximately 45 clinical trial sites in North America, Israel, Australia and China. At the end of the trial, eligible patients, including those in the placebo arm, have the option to roll over into the ENDYMION trial, an open-label extension trial for patients with dEE who have previously participated in an OV935 clinical trial.

ARCADE

ARCADE is a Phase 2, multi-center, open-label, pilot study that will evaluate the treatment of OV935 in pediatric patients, aged 2 to 17 years, with epileptic seizures associated with CDKL5 Deficiency Disorder, or CDD, or Duplication 15q, or Dup15q, syndrome. The primary endpoint is the change in motor seizure frequency in patients treated with OV935 by disorder (CDD and Dup15q). The key secondary endpoints include safety and tolerability, including percentage of participants considered treatment responders, change in CGI-S/C and correlation of OV935 concentration and plasma 24HC levels.

ARCADE is expected to enroll approximately 15 children with each condition at clinical trial sites in the United States. This study consists of a four to six week screening period to establish baseline seizure frequency followed by a 12-week treatment period (2-week dose titration and 10-week maintenance period). At the end of treatment, eligible patients can roll over into the ENDYMION trial.

Financial Update

As of December 31, 2018, we had approximately $41.5 million of cash, cash equivalents and short-term investments. This amount is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of December 31, 2018. The review of our financial statements for the year ended December 31, 2018 is ongoing and could result in changes to this amount. Our financial statements for the year ended December 31, 2018 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

Corporate Information

We were incorporated in Delaware in April 2014. Our principal executive offices are located at 1460 Broadway, Suite 15044, New York, New York 10036 and our telephone number is (646) 661-7661. Our corporate website address is www.ovidrx.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our name “Ovid Therapeutics,” the Ovid logo, BoldMedicine and other trademarks, trade names or service marks of Ovid Therapeutics Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of Ovid Therapeutics Inc. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. Some of these exemptions include:

∎

only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

∎	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting; and

∎	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

We will remain an emerging growth company until the earlier of (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We have chosen to take advantage of some but not all of these available exemptions. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

Concurrent Offering of Common Stock

Concurrently with this offering of Series A preferred stock, we are offering 12,500,000 shares of our common stock, which we refer to as the Concurrent Offering. The Concurrent Offering is being conducted as a separate public offering by means of a separate prospectus supplement. This offering is not contingent upon the completion of the Concurrent Offering and the Concurrent Offering is not contingent upon the completion of this offering. We cannot assure you that either or both of the offerings will be completed.

THE OFFERING

Series A preferred stock to be offered by us	2,500 shares. This prospectus supplement also relates to the offering of 2,500,000 shares of common stock issuable upon conversion of the Series A preferred stock.

Conversion	Each share of our Series A preferred stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting if, as a result of such conversion, the holder, together with its affiliates, would own more than, at the written election of the holder, either 9.99% or 14.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice to us; provided, however, that effective 61 days after delivery of such notice, such beneficial ownership limitations shall not be applicable to any holder that beneficially owns either 10.0% or 15.0% or more, as applicable based on the holder’s initial written election noted above, of the total number of shares of our common stock issued and outstanding immediately prior to delivery of such notice.

Liquidation preference	In the event of our liquidation, dissolution, or winding up, holders of our Series A preferred stock will receive a payment equal to $0.001 per share of Series A preferred stock before any proceeds are distributed to the holders of our common stock.

Voting rights	Shares of Series A preferred stock will generally have no voting rights except as required by law and except that the consent of the holders of a majority of our outstanding shares of Series A preferred stock will be required to amend the terms of the Series A preferred stock.

Dividends	Shares of Series A preferred stock will be entitled to receive dividends equal to (on an as-if-converted-to-common stock basis), and in the same form and manner as, dividends actually paid on shares of our common stock.

Use of proceeds	We currently intend to use the net proceeds from this offering and the Concurrent Offering, together with other available funds, primarily to advance: (1) the clinical development of OV101 program, including the funding of our NEPTUNE Phase 3 trial and our ELARA open-label expansion trial for Angelman syndrome and our Phase 2 ROCKET clinical trial and our SKY ROCKET clinical trial for Fragile X syndrome, and (2) the clinical development of OV935 program, including the funding for our ENDYMION, ELEKTRA and ARCADE clinical trials for dEEs. We intend to use the remainder of the net proceeds for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our securities involves a high degree of risk. See the section titled “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein and therein.

Concurrent Offering	Concurrently with this offering, we are offering 12,500,000 shares of our common stock. The Concurrent Offering is being conducted as a separate public offering by means of a separate prospectus supplement. This offering is not contingent upon the completion of the Concurrent Offering and the Concurrent Offering is not contingent upon the completion of this offering.

Listing	There is no established public trading market for the Series A preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A preferred stock on The Nasdaq Global Select Market or on any national securities or other nationally recognized trading system. Our common stock is listed on The Nasdaq Global Select Market under the symbol “OVID.”

There are no shares of Series A preferred stock issued or outstanding prior to this offering. The number of shares of our common stock outstanding as of September 30, 2018 was 24,654,114 shares. This number excludes:

∎

5,197,915 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2018 under our 2014 Stock Plan, as amended, or 2014 Plan, and our 2017 Equity Incentive Plan, or 2017 Plan, at a weighted average exercise price of $8.14 per share;

∎	3,174,440 shares of common stock reserved for future issuance under our 2017 Plan, plus any additional shares of our common stock that may become available under our 2017 Plan;

∎

493,017 shares of our common stock reserved for issuance under our 2017 Employee Stock Purchase Plan, or ESPP, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP;

∎	12,500,000 shares of common stock being offered in the Concurrent Offering; and

∎	2,500,000 shares of our common stock issuable upon the conversion of Series A preferred stock being offered by us in connection with this offering.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options and no exercise by the underwriters of their option to purchase additional shares in the Concurrent Offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock (including the common stock issuable upon the conversion of the Series A preferred stock issued in this offering) to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

If you purchase our Series A preferred stock in this offering, assuming it is converted into shares of our common stock, you will experience immediate and substantial dilution in investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

Since the public offering price per share attributable to each share of common stock issuable upon conversion of Series A preferred stock being offered is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock issuable upon the conversion of Series A preferred stock you purchase in this offering. As a result, investors in this offering will incur immediate dilution of approximately $0.01 per share, based upon the public offering price of $2,000 per share and our net tangible book value as of September 30, 2018, assuming the conversion of shares of our Series A preferred stock to be issued in this offering into 2,500,000 shares of common stock, but excluding the effect of shares of common stock to be issued in the Concurrent Offering. In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised, or shares of our common stock are issued in the Concurrent Offering, investors in this offering may experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase Series A preferred stock in this offering.

There is no public market for the Series A preferred stock in this offering.

There is no established public trading market for the Series A preferred stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A preferred stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A preferred stock will be limited.

Our management might apply the net proceeds from this offering and the Concurrent Offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering and the Concurrent Offering primarily to fund the development of our drug candidates and for working capital and general corporate purposes. We may also use the net proceeds from this offering and the Concurrent Offering to acquire or invest in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending the use of net proceeds from this offering and the Concurrent Offering as further described in the section titled “Use of Proceeds,” we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

A significant portion of our total outstanding shares of common stock are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Upon the completion of this offering, we will have outstanding 11,860,476 shares of common stock beneficially owned by our officers and directors that are restricted as a result of lock-up agreements for a period of 90 days after the date of this prospectus supplement. However, all of the shares of Series A preferred stock and underlying shares of common stock being offered in this offering, in addition to the shares of common stock to be issued in the Concurrent Offering and the other shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and, except to the extent such shares of common stock are held by our affiliates, will be freely tradable. The market price of our common stock could decline as a result of sales by our stockholders in the market following completion of this offering or the perception that these sales could occur. These factors could also make it difficult for us to raise additional capital by selling our securities.

Risks Related to Our Financial Position and Need For Additional Capital

Our ability to use net operating losses and certain other tax attributes to offset future taxable income may be subject to limitation.

Our net operating loss, or NOL, carryforwards could expire unused and be unavailable to offset future income tax liabilities because of their limited duration or because of restrictions under U.S. tax law. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 years under applicable U.S. tax law. Under H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018,” informally titled the Tax Cuts and Jobs Act, or the Tax Act, our federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely, but the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited. It is uncertain if and to what extent various states will conform to the Tax Act.

In addition, under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, or the Code, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. We may have experienced ownership changes in the past and may experience ownership changes in the future as a result of shifts in our stock ownership (some of which shifts are outside our control). As a result, if we earn net taxable income, our ability to use our pre-change NOLs to offset such taxable income will be subject to limitations. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.

U.S. federal income tax reform could materially adversely affect our company.

On December 22, 2017, President Trump signed into law the Tax Act, which significantly revises the Code. The Tax Act, among other things, reduces the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, repeals the alternative minimum tax for corporations, limits the tax deduction for interest expense to 30% of adjusted taxable income (except for certain small businesses), limits the deduction for NOLs carried forward from taxable years beginning after December 31, 2017 to 80% of current year taxable income, eliminates NOL carrybacks, imposes a one-time tax on offshore earnings at reduced rates regardless of whether they are repatriated, eliminates U.S. tax on foreign earnings (subject to certain important exceptions), allows immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifies or repeals many business deductions and credits. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the Tax Act is uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the Tax Act. The impact of the Tax Act on holders of our common stock (including Series A preferred stock and the underlying shares of common stock) is also uncertain and could be adverse. We urge our stockholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

∎	the initiation, timing, progress and results of our current and future clinical trials and preclinical studies and our research and development programs;

∎	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	our ability to identify additional novel compounds with significant commercial potential to acquire or in-license;

∎	our ability to successfully acquire or in-license additional drug candidates on reasonable terms;

∎	our ability to obtain regulatory approval of our current and future drug candidates;

∎	our expectations regarding the potential market size and the rate and degree of market acceptance of our current and future drug candidates;

∎	our ability to fund our working capital requirements;

∎	the implementation of our business model and strategic plans for our business and drug candidates;

∎	developments or disputes concerning our intellectual property or other proprietary rights;

∎	our ability to maintain and establish collaborations or obtain additional funding;

∎	our expectations regarding government and third-party payor coverage and reimbursement;

∎	our ability to compete in the markets we serve;

∎	the impact of government laws and regulations;

∎	developments relating to our competitors and our industry;

∎	the successful completion of this offering and the Concurrent Offering; and

∎	the factors that may impact our financial results.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus supplement and are subject to risks and uncertainties. We discuss many of these risks in greater detail under section titled “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus supplement and the accompanying prospectus together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, by these cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We expect to receive approximately $4.6 million in net proceeds from the sale of 2,500 shares of Series A preferred stock offered by us in this offering, after deducing underwriting discounts and commissions and estimated offering expenses payable by us. In addition, we estimate that the net proceeds we will receive from the Concurrent Offering will be approximately $23.4 million (or approximately $26.7 million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. This offering is not contingent upon the completion of the Concurrent Offering and the Concurrent Offering is not contingent upon the completion of this offering.

We expect to use the net proceeds from this offering and the Concurrent Offering, together with other available funds, primarily to advance: (1) the clinical development of OV101 program, including the funding of our NEPTUNE Phase 3 trial, our ELARA open-label expansion trial for Angelman syndrome, our Phase 2 ROCKET clinical trial and our SKY ROCKET clinical trial for Fragile X syndrome, and (2) the clinical development of OV935 program, including the funding for our ENDYMION, ELEKTRA and ARCADE clinical trials for dEEs. We intend to use the remainder of the net proceeds from this offering for working capital and general corporate purposes.

The expected use of the net proceeds from this offering and the Concurrent Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our preclinical development efforts, the ongoing status of and results from our clinical trials and other studies and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds from this offering and the Concurrent Offering. Pending the use of the net proceeds from this offering and the Concurrent Offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value as of September 30, 2018 was $49.6 million, or $2.01 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2018. Dilution with respect to net tangible book value per share of common stock represents the difference between the amount per share of common stock attributable to investors purchasing shares of Series A preferred stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 2,500 shares of our Series A preferred stock in this offering at public offering price of $2,000 per share, assuming the conversion of all shares of our Series A preferred stock sold in this offering into 2,500,000 shares of our common stock, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2018 would have been approximately $54.1 million, or $1.99 per share. This represents an immediate decrease in net tangible book value of $0.02 per share to existing stockholders and immediate dilution of $0.01 per share of common stock into which the shares of Series A preferred stock are convertible to investors in this offering. The following table illustrates this dilution on a per share of common stock basis (assuming the conversion of all shares of Series A preferred stock being offered in this offering):

Public offering price per share of common stock into which the shares of Series A preferred stock being offered in this offering are convertible		$2.00
Net tangible book value per share of common stock as of September 30, 2018	$2.01
Decrease in net tangible book value per share of common stock attributable to investors purchasing Series A preferred stock in this offering	$(0.02)
As adjusted net tangible book value per share of common stock as of September 30, 2018, after giving effect to this offering		$1.99
Dilution per share of common stock to investors purchasing Series A preferred stock in this offering		$0.01

The above discussion and table are based on 24,654,114 shares of our common stock outstanding as of September 30, 2018. This number excludes:

∎

5,197,915 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2018 under our 2014 Plan and our 2017 Plan at a weighted average exercise price of $8.14 per share;

∎	3,174,440 shares of common stock reserved for future issuance under our 2017 Plan, plus any additional shares of our common stock that may become available under our 2017 Plan;

∎	493,017 shares of our common stock reserved for issuance under our ESPP, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP; and

∎	12,500,000 shares of our common stock being offered by us in connection with the Concurrent Offering.

The above discussion and table do not take into account giving effect to the shares of common stock offered by us in the Concurrent Offering at the public offering price of $2.00 per share. Giving effect to both this offering and the Concurrent Offering (assuming no exercise of the underwriters’ option to purchase additional shares in the Concurrent Offering), our as adjusted net tangible book value as of September 30, 2018, would have been approximately $77.6 million, or $1.96 per share of common stock (assuming conversion of all shares of Series A preferred stock offered in this offering), which represents an immediate decrease in net tangible book value of $(0.05) per share of common stock to existing stockholders and immediate dilution in net tangible book value of $0.04 per share of common stock into which the shares of Series A preferred stock are convertible to investors participating in this offering.

To the extent that outstanding options outstanding as of September 30, 2018 have been or may be exercised or other shares are issued, investors in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 2,500 shares of Series A preferred stock. The common stock issuable upon conversion of the Series A preferred stock offered by this prospectus supplement and the accompanying prospectus is described in the accompanying prospectus under the heading “Description of Our Capital Stock.” The Series A preferred stock offered by this prospectus supplement and the accompanying prospectus are described in the immediately following section of this prospectus supplement.

Series A Preferred Stock

The following summary of certain terms and provisions of our Series A preferred stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series A preferred stock.

General.    Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.001 per share.

Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 2,500 of the 10,000,000 authorized shares of preferred stock as Series A preferred stock. When issued, the shares of Series A preferred stock will be validly issued, fully paid and non-assessable.

Rank.    The Series A preferred stock will rank:

∎	senior to all of our common stock;

∎	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series A preferred stock;

∎	on parity with any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series A preferred stock; and

∎	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A preferred stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion.    Each share of the Series A preferred stock is convertible into 1,000 shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences rights and limitations) at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting Series A preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than, at the written election of the holder, either 9.99% or 14.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice to us; provided, however, that effective 61 days after delivery of such notice, such beneficial ownership limitations shall not be applicable to any holder that beneficially owns either 10.0% or 15.0% or more, as applicable based on the holder’s initial written election noted above, more of the total number of shares of our common stock issued and outstanding immediately prior to delivery of such notice.

Liquidation Preference.    In the event of our liquidation, dissolution or winding up, holders of the Series A preferred stock will receive a payment equal to $0.001 per share of Series A preferred stock before any proceeds are distributed to the holders of our common stock.

Fundamental Transaction.    Upon consummation of a Fundamental Transaction (as defined below) pursuant to which holders of shares of our common stock are entitled to receive securities, cash or property, then upon any subsequent conversion of the Series A preferred stock, the holder thereof shall have the right to receive, in lieu of the right to receive the shares of our common stock underlying the Series A preferred stock, for each share of common stock that it would have otherwise been entitled to receive upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of our common stock. If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Series A preferred stock shall be given the same choice as to the consideration it receives upon any exercise of the Series A preferred stock following such Fundamental Transaction.

A “Fundamental Transaction” means:

∎

we effect any merger or consolidation with or into another person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another person (other than such a transaction in which we are the surviving or continuing entity and our common stock is not exchanged for or converted into other securities, cash or property);

∎	we effect any sale of all or substantially all of our assets in one transaction or a series of related transactions;

∎

any tender offer or exchange offer (whether by us or another person) is completed pursuant to which more than 50% of the common stock not held by us or such person is exchanged for or converted into other securities, cash or property; or

∎

we effect any reclassification of our common stock or any compulsory share exchange pursuant (other than specified dividends, subdivisions or combinations) to which our common stock is effectively converted into or exchanged for other securities, cash or property.

Voting Rights.    Shares of Series A preferred stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series A preferred stock will be required to amend the terms of the Series A preferred stock.

Dividends.    Share of Series A preferred stock will be entitled to receive dividends equal to (on an as-if-converted-to-common stock basis), and in the same form and manner as, dividends actually paid on shares of common stock.

Redemption.    We are not obligated to redeem or repurchase any shares of Series A preferred stock. Shares of Series A preferred stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing.    We do not plan on making an application to list the Series A preferred stock on The Nasdaq Global Select Market, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series A preferred stock to be listed on The Nasdaq Global Select Market.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our Series A preferred stock (and the underlying shares of common stock) is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 30170, College Station, Texas 77842-3170.

Listing on The Nasdaq Global Select Market

Our common stock is listed on Nasdaq under the symbol “OVID.” There is no established public trading market for the Series A preferred stock, and we do not expect a market to develop. We do not plan on making an application to list the Series A preferred stock on Nasdaq, any securities exchange or any recognized trading system.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Series A preferred stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Series A preferred stock set forth opposite its name below. Cowen and Company, LLC and William Blair & Company, L.L.C. are the representatives of the underwriters, or the Representatives.

Underwriters	Number of Shares
Cowen and Company, LLC	1,213
William Blair & Company, L.L.C.	850
JMP Securities LLC	312
Ladenburg Thalmann & Co. Inc.	125

Total	2,500

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions.    The following table shows the public offering price, underwriting discount and proceeds, before expenses to us.

	Per Share	Total(1)
Public offering price	$2,000	$5,000,000
Underwriting discount	$120	$300,000
Proceeds, before expenses, to Ovid Therapeutics, Inc.	$1,880	$4,700,000

(1)	Excludes the proceeds to be received by us pursuant to the Concurrent Offering and any discounts and commissions paid by us to the underwriters in connection with the Concurrent Offering.

The underwriters propose to offer the shares of Series A preferred stock to the public at the public offering price set forth on the cover page of this prospectus. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

We estimate that the total expenses of this offering and the Concurrent Offering, excluding underwriting discounts and commissions, will be approximately $270,000, which includes $35,000 that we have agreed to reimburse the underwriters for the fees incurred by them in connection with this offering and the Concurrent Offering.

Discretionary Accounts.    The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Lock-Up Agreements.    Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the Representatives, for a period of 90 days after the date of the pricing of the offering.

The Representatives, in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the Representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Canada.    The Series A preferred stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, who are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series A preferred stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom.    Each of the underwriters has represented and agreed that:

∎

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

∎

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

∎	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area.    In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

∎	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

∎

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

∎	in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of the Series A preferred stock and may at any time hold, or recommend to clients that they acquire, long and/or short positions in the Series A preferred stock.

We are party to a sales agreement with Cowen and Company, LLC, pursuant to which we may sell up to $50.0 million of our common stock from time to time through an “at-the-market offering” program.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the issuance of the securities being sold in this offering. Certain legal matters related to this offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Ovid Therapeutics Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Ovid. The address of the SEC website is www.sec.gov.

We maintain a website at www.ovidrx.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-38085. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

∎	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 29, 2018;

∎

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, filed with the SEC on April 24, 2018;

∎

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018, the quarter ended June 30, 2018 filed with the SEC on August 9, 2018, and the quarter ended September 30, 2018 filed with the SEC on November 8, 2018;

∎

our Current Reports on Form 8-K filed with the SEC on January 24, 2018, June 11, 2018, July 16, 2018, July 19, 2018, August 6, 2018, September 4, 2018, December 6, 2018, January 4, 2019 and February 19, 2019 (including information furnished pursuant to Items 2.02 and 7.01 thereunder); and

∎

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 4, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Ovid Therapeutics Inc., Attn: Ana C. Ward, Senior Vice President, General Counsel and Secretary, 1460 Broadway, 15044, New York, NY 10036; telephone: (646) 661-7661.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “OVID.” On May 30, 2018, the last reported sale price of our common stock was $7.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 33 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2018.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i

SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Ovid,” “the Company,” “we,” “us,” “our” and similar references refer to Ovid Therapeutics Inc. and its wholly owned subsidiaries.

Company Overview

We are a biopharmaceutical company focused exclusively on developing impactful medicines for patients and families living with rare neurological disorders. We believe these disorders represent an attractive area for drug development as the understanding of the underlying biology has grown meaningfully over the last few years; yet has remained underappreciated by the industry. Our experienced team began with a vision to integrate the biology and symptomology of rare neurological conditions to employ innovative research and clinical strategies for the development of our drug candidates. Based on recent scientific advances in genetics and the biological pathways of the brain, we created a proprietary map of disease-relevant pathways and used it to identify and acquire novel compounds for the treatment of rare neurological disorders. We are executing on our strategy by in-licensing and collaborating with leading biopharmaceutical companies and academic institutions. We are developing a robust pipeline of clinical assets with an initial focus on neurodevelopmental disorders and developmental and rare epileptic encephalopathies, or dEE. OV101, has completed randomization of a Phase 2 trial, which is primarily a safety trial with exploratory efficacy parameters, in adults and adolescents with Angelman syndrome. We completed a Phase 1 trial in adolescents with Angelman syndrome or Fragile X syndrome in which OV101 was found to be generally well tolerated and its pharmacokinetic, or PK, profile in adolescents was similar to previous data generated in young adults. Along with our collaborator, Takeda Pharmaceutical Company Limited, or Takeda, in June 2017 we initiated patient recruitment in our Phase 1b/2a trial of OV935 in adults with dEE. We expect data from the OV101 Phase 2 clinical trial in the third quarter of 2018 and data from the Phase 1b/2a clinical trial of OV935 in the second half of 2018.

Our most advanced drug candidate is OV101, which we acquired from H. Lundbeck A/S, or Lundbeck, in 2015. For OV101, the U.S. Food and Drug Administration, or FDA, granted orphan drug designation for the treatment of Angelman syndrome and for the treatment of Fragile X syndrome in September 2016 and October 2017, respectively, and fast track designation for the treatment of Angelman Syndrome and Fragile X syndrome in December 2017 and March 2018, respectively. We believe our development plan for OV101 highlights our ability to translate new scientific insights into drug candidates that target an unexplored disease-relevant pathway. OV101 targets disorders characterized by diminished tonic inhibition, a neurological signaling abnormality that has been identified as a potential central cause of the symptoms seen in a number of disorders of the brain. This can lead to certain symptoms including, but not limited to motor deficiencies, sleep abnormalities, behavioral manifestations and seizures. We believe modulating tonic inhibition may have a meaningful clinical impact in patients with Angelman syndrome and Fragile X syndrome.

In January 2017, we entered into a collaboration with Takeda for its compound TAK-935, which we refer to as OV935. The collaboration enables us to share equally in building upon Takeda’s discoveries, bringing together the capabilities of both companies in development, regulatory and commercialization activities. We believe that OV935’s inhibition of the cholesterol metabolism pathway may down regulate the excitatory signals involved in epilepsy, which may suppress seizures and also lead to a long-term disease-modifying effect. We are initially targeting OV935 for illnesses with high unmet medical needs that fall under the umbrella term dEE, which includes Dravet syndrome, Lennox-Gastaut syndrome and Tuberous Sclerosis Complex. OV935 has completed four Phase 1 trials in healthy individuals, preliminarily demonstrating favorable tolerability at doses that we believe may be therapeutically relevant. The FDA granted orphan drug designation for OV935 for the treatment of Dravet syndrome and Lennox-Gastaut syndrome both in December 2017.

Our management team is a critical component to the execution of our overall strategy and our business model. We have assembled a team with significant experience in translational science, drug evaluation, clinical development, regulatory affairs and business development. We believe these capabilities will drive our ability to identify, acquire, develop and commercialize novel compounds that have the potential to modify the devastating course of rare neurological disorders. We believe our expertise will make us the partner of choice for leading biopharmaceutical companies or academic institutions that wish to maximize the value of their neurology drug candidates. The members of our team have been collectively involved in the development and approval of over 20 marketed drugs. Further, we believe that we are particularly well positioned to execute on our business development strategy given the extensive network and breadth of expertise of our Chairman and Chief Executive Officer Dr. Jeremy Levin and the other members of our management team. Our management team is supported by our board of directors, which has extensive experience in the biopharmaceutical industry.

Our Pipeline

The following table sets forth the status and mechanism of action of our drug candidates:

Corporate Information

We were incorporated in Delaware in April 2014. Our principal executive offices are located at 1460 Broadway, Suite 15044, New York, New York 10036 and our telephone number is (646) 661-7661. Our common stock is listed on Nasdaq under the symbol “OVID.” Our corporate website address is www.ovidrx.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

Our name “Ovid Therapeutics,” the Ovid logo, BoldMedicine and other trademarks, trade names or service marks of Ovid Therapeutics Inc. appearing in this prospectus are the property of Ovid Therapeutics Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some or all of these available exemptions. We have taken advantage of some reduced reporting requirements in our public filings. Accordingly, the information that we provide stockholders may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $200,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to identify additional novel compounds with significant commercial potential to acquire or in-license;

•	our ability to successfully acquire or in-license additional drug candidates on reasonable terms;

•	our ability to obtain regulatory approval of our current and future drug candidates;

•	our expectations regarding the potential market size and the rate and degree of market acceptance

•	of such drug candidates;

•	our ability to fund our working capital requirements;

•	the implementation of our business model and strategic plans for our business and drug candidates;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to compete in the markets we serve;

•	the impact of government laws and regulations;

•	developments relating to our competitors and our industry; and

•	the factors that may impact our financial results.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for each of the periods in the table below and, accordingly, we have not included a ratio of earnings to fixed charges for these periods. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. We do not have any preferred stock outstanding as of the date of this prospectus and did not have any preferred stock with required dividend payments during any of the periods presented below. Therefore, there are no preferred dividends included in our calculation of these ratios. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is a part.

	Three Months Ended March 31, 2018	Year Ended December 31,			Period from April 1, 2014 (date of inception) to December 31, 2014
(in thousands, except ratios)		2017	2016	2015
Deficiency of earnings available to cover fixed charges	$(13,183)	$(64,806)	$(22,414)	$(13,160)	$(335)

(1)

“Fixed charges” are calculated as the sum of (a) interest costs (both expensed and capitalized), (b) amortization of debt expense and discount or premium relating to any indebtedness and (c) that portion of rental expense that is representative of the interest factor.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, to fund research and development, acquire or invest in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, and for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Under our amended and restated certificate of incorporation we are authorized to issue up to 125,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2018, we had outstanding 24,617,979 shares of common stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law, or DGCL, which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

Certain holders of shares of our common stock have the right to demand that we file a registration statement or request that we cover their shares by a registration statement that we otherwise file, as described below.

Demand Registration Rights

The holders of at least 75% of the shares having demand registration rights may, on not more than one occasion, request that we register all or a portion of their shares of common stock for sale under the Securities Act, subject to certain specified exceptions. Such request for registration must cover at least 75% of the registrable securities then outstanding for an aggregate offering price equal or greater than $25.0 million and a price per share equal to at least $26.79. In addition, holders of at least 25% of the shares having demand registration rights may, on no more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their common stock for sale under the Securities Act on Form S-3, or any successor form, subject to specific exceptions, so long as the aggregate offering price to the public in connection with any such offering is more than $25.0 million.

Incidental Registration Rights

If we propose to register any shares of our common stock under the Securities Act either for our own account or for the account of other stockholders, the holders of all shares having piggyback registration rights are entitled to notice of the registration and to include all or a portion of their shares of common stock in the registration.

Other Provisions

In the event that any registration in which the holders of registrable shares participate pursuant to the investors’ rights agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.

We will pay all registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, and the reasonable fees and expenses of a single special counsel for the selling stockholders, related to any demand, piggyback and Form S-3 registration. The investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we must indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they must indemnify us for material misstatements or omissions in the registration statement attributable to them. The demand, piggyback and Form S-3 registration rights described above will expire, with respect to any particular stockholder, will expire no later than five years after our initial public offering, or with respect to any particular holder, at such time that such holder can sell its shares under Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws will:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors will be classified into three classes of directors;

•

provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

•

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), the Court of Chancery of the State of Delaware will be the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding commenced by any of our stockholders (including any class action) asserting a breach of fiduciary duty owed, or other wrongdoing, by any director, officer, employee or agent to us or our stockholders, (3) any action or proceeding commenced by any of our stockholders (including any class action) asserting a claim against us arising pursuant to the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, (4) any action or proceeding commenced by any of our stockholders (including any class action) to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, or (5) any action or proceeding commenced by any of our stockholders (including any class action) asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 30170, College Station, Texas 77842-3170. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Global Select Market

Our common stock is listed on Nasdaq under the symbol “OVID.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable on exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP. As of the date of this prospectus, a partner of Cooley LLP beneficially holds an aggregate of 7,465 shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Ovid Therapeutics, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Ovid. The address of the SEC website is www.sec.gov.

We maintain a website at www.ovidrx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37708. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 29, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2018;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2018, to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 4, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Ovid Therapeutics Inc., Attn: Ana C. Ward, Senior Vice President, General Counsel and Secretary, 1460 Broadway, 15044, New York, NY 10036; telephone: (646) 661-7661.

2,500 Shares

Series A Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen	William Blair

Co-Managers

JMP Securities	Ladenburg Thalmann

February 20, 2019